UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 29, 2010

HECLA MINING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction of Incorporation	Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200
Coeur d'Alene, Idaho 83815-9408
(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100
(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On February 2, 2010, Hecla Mining Company (the “Company”) announced the appointment of David C. Sienko as Vice President and General Counsel.  The Company’s Board of Directors (the “Board”) approved a Change-in-Control Agreement (“Employment Agreement”) and Indemnification Agreement with Mr. Sienko effective January 29, 2010.  Mr. Sienko’s Employment Agreement and Indemnification Agreement are substantially identical to prior employment agreements and indemnification agreements entered into with other executive officers of the Company.  As part of Mr. Sienko’s employment, he will receive a base salary of $200,000 and is eligible for an annual bonus with a target for his position of 55% of base salary, with the opportunity to receive an additional bonus amount depending on the Company’s performance.  Mr. Sienko will also be eligible to participate in the Company’s Long-Term Incentive Plan, on terms approved by the Board, and the Company’s other employee benefits.

The material terms of the Employment Agreement are set forth in Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”) for the period ended June 30, 2007, and which are incorporated by reference as Exhibit 10.1.  The material terms of the Indemnification Agreement are set forth in Exhibit 10.7 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, and which are incorporated herein by reference as Exhibit 10.2.

In connection with his appointment, Mr. Sienko will receive 10,000 shares of restricted common stock under the terms of the Company’s Key Employee Deferred Compensation Plan.  5,000 shares of the restricted stock will vest on February 1, 2011 and the other 5,000 shares of the restricted stock will vest on February 1, 2012.  However, should Mr. Sienko be terminated by the Company for any reason other than cause before February 1, 2011 or February 1, 2012, the restricted stock shares will vest immediately.  Mr. Sienko will also receive nonqualified stock options to purchase up to 15,000 shares of the Company’s common stock at an exercise price of $4.735, which was determined by taking the mean between the highest and lowest reported sales prices of the Company’s common stock on the New York Stock Exchange on January 29, 2010.  7,500 nonqualified stock options will vest on August 2, 2010 and the other 7,500 nonqualified stock options will vest on February 1, 2011.

The Company will also reimburse Mr. Sienko for all reasonable relocation expenses, including reimbursement of any real estate sales commission and normal seller related closing costs on his home up to the amount of $35,000.

Item 5.02                      Departure, Election, or Appointment of Directors or Officers

On January 29, 2010, the Board appointed David C. Sienko as the Company’s Vice President and General Counsel.  Mr. Sienko was appointed based on his extensive legal experience, including securities, corporate, mergers and acquisitions, and corporate governance.  Prior to his appointment, Mr. Sienko was a partner of, and practiced law with K&L Gates LLP (a law firm) from 2004 to January 2010, where he specialized in counseling public and private entities on all aspects of compliance with securities laws and trading market rules, mergers and acquisitions, and corporate governance.  Mr. Sienko was also an associate in the Corporate and Securities Section of Locke Lord Bissell & Liddell LLP (a law firm) from 1998 to 2000, as well as an attorney with the Division of Enforcement at the U.S. Securities Exchange Commission from 1995 to 1998.

See Item 1.01 above, incorporated herein by reference, for a description of Mr. Sienko’s employment arrangements with the Company.

A copy of the press release dated February 2, 2010, announcing the appointment of Mr. Sienko is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

10.1
Employment Agreement dated January 29, 2010, between Hecla Mining Company and David C. Sienko, incorporated by reference herein to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007. (1)

10.2
Indemnification Agreement dated January 29, 2010, between Hecla Mining Company and David C. Sienko incorporated by reference herein to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. (1)

99.1	News Release dated February 2, 2010, announcing appointment of Vice President and General Counsel

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    February 2, 2010
Hecla Mining Company

/s/ Phillips S. Baker, Jr.
Phillips S. Baker, Jr. President & CEO